UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          CONSENT STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    AND EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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          Rule 14a-6(e)(2))
[  ]      Definitive Proxy Statement
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[  ]      Soliciting Material Pursuant to sec. 240.14a-12
                                 NEOPHARM, INC.
                (Name of Registrant as Specified in its Charter)
                              JOHN N. KAPOOR, PH.D.
   (Name of Person(s) Filing Consent Statement, if other than the Registrant)

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       SHAREHOLDER AND DIRECTOR KAPOOR FILES DEFINITIVE CONSENT STATEMENT

         LAKE FOREST, IL - September 27, 2004. John N. Kapoor, Ph.D., a director of NeoPharm, Inc. (Nasdaq: NEOL) and, together with his wife, the beneficial holder of approximately 21.7% of its outstanding common stock, today announced that he has filed with the Securities and Exchange Commission a definitive consent statement for the purpose of removing four of NeoPharm's six current directors, replacing them with three new directors and reducing the size of the board to five.

Dr Kapoor's goals are to improve NeoPharm's long-term viability and stock price by working toward the following objectives:

         focusing NeoPharm's efforts on commercializing its IL 13-PE38QQR drug product candidate,

         restructuring substantially NeoPharm's operations with a goal to reduce its cash burn rate to approximately $30 million annually, in order that the Company's cash resources will be preserved for the commercialization of IL13-PE38QQR and the development of its liposomal products, streamlining NeoPharm's clinical trials to improve their efficiency with a goal to allow continued development of the Company's liposomal products and IL 13-PE38QQR within a cash burn rate goal of approximately $30 million annually, and eliminating the need to rely on the public equity markets and/or private placements in the near future to fund current clinical trials.

Dr. Kapoor intends to first mail the definitive consent statement, and the related WHITE consent card, to NeoPharm stockholders on or about September 28, 2004, which is also the record date for the consent solicitation.

         Investors and stockholders are urged to read the definitive consent statement filed by Dr. Kapoor relating to the solicitation of consents of NeoPharm stockholders because it contains important information. Dr. Kapoor filed the definitive consent statement on September 27, 2004 with the SEC and intends to mail the definitive consent statement to NeoPharm's stockholders on or about September 28, 2004. Investors and stockholders may obtain a free copy of the definitive consent statement and other documents filed by Dr. Kapoor with the SEC at the SEC's website at www.sec.gov. In addition, documents filed with the SEC by Dr. Kapoor may be obtained free of charge from Innisfree M&A Incorporated at (888) 750-5834 or by request to EJ Financial Enterprises, Inc., 225 East Deerpath Road, Suite 250, Lake Forest, IL 60045, Attention: Michael Babich.

         CERTAIN INFORMATION CONCERNING PARTICIPANTS

         Dr. Kapoor, certain of the employees of EJ Financial and Dr. Kapoor's nominees for the directorships of NeoPharm, among others, may be deemed to be participants in the solicitation of NeoPharm's stockholders. The stockholders of NeoPharm may obtain information regarding the names, affiliations and interests of individuals who may be participants in the solicitation of NeoPharm's stockholders in the definitive consent statement filed by Dr. Kapoor with the SEC on Schedule 14A on September 27, 2004.








Source:  EJ Financial Enterprises, Inc.
         Michael L. Babich (847) 296-8665 ext. 120